Exhibit 10.1

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of October 23, 2014 and is by and among BLACKHAWK NETWORK HOLDINGS, INC., a Delaware corporation (the “Borrower”), the financial institutions signatory hereto as lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”).
Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below, and when used herein each term defined in Section 1(d) hereof has the same meaning herein as provided in Section 1(d) hereof.
W I T N E S S E T H :
WHEREAS, the Borrower, the financial institutions party thereto (the “Existing Lenders”) and the Administrative Agent are parties to a certain Credit Agreement dated as of March 28, 2014, as amended by a First Amendment to Credit Agreement dated as of September 24, 2014 (as so amended, the “Credit Agreement”); and
WHEREAS, the Borrower, the Administrative Agent and the undersigned Existing Lenders wish to amend the Credit Agreement and certain other financial institutions which are not Existing Lenders (the “New Lenders”) wish to join in the Credit Agreement, all on the terms and conditions set forth herein;
WHEREAS, the Borrower has requested, and certain Existing Lenders and New Lenders (collectively, as identified on Exhibit A hereto, the “Increasing Lenders”) are willing to make available to the Borrower, additional Revolving Credit Commitments and/or additional term loans, all on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Amendments to Credit Agreement. Upon the Second Amendment Effective Date (as defined below):
(a)The definitions of “Fee Letter”, “Loan Cap Amount”, “Term Loan”, “Term Loan Amount,” “Term Loan Facility” and “Term Loan Lender” set forth in Section 1.1 of the Credit Agreement are, respectively, hereby amended and restated in their entirety to read as follows:
“Fee Letter” means (a) the separate fee letter agreement dated February 18, 2014 among the Borrower, Wells Fargo and Wells Fargo Securities, LLC, (b) the separate fee letter agreement dated February 18, 2014 among the Borrower, Merrill Lynch, Pierce, Fenner & Smith

Incorporated and Bank of America, N.A., (c) the separate fee letter dated February 17, 2014 among the Borrower and SunTrust Robinson Humphrey, Inc., (d) the joint fee letter agreement dated September 29, 2014 among the Borrower, Wells Fargo, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A., (e) the separate fee letter agreement dated September 29, 2014 among the Borrower, SunTrust Robinson Humphrey, Inc. and SunTrust Bank and (f) any letter between the Borrower and any Issuing Lender (other than Wells Fargo) relating to certain fees payable to such Issuing Lender in its capacity as such.
“Loan Cap Amount” means an amount equal to the sum of (a) $250,000,000 plus (b) the amount of all increases in the Revolving Credit Commitment occurring after the Second Amendment Effective Date which are applicable to the Loan Cap Amount pursuant to Section 5.14 minus the amount of all reductions of the Revolving Credit Commitment applicable to the Loan Cap Amount pursuant to Section 2.5(a).
“Term Loan” means any term loan made, or to be made, to the Borrower pursuant to (a) Section 4.1, whether on the Closing Date or on a Delayed Draw Date or (b) the Second Amendment or all such term loans described in clauses (a) and (b) collectively, as the context requires.
“Term Loan Amount” means $225,000,000.
“Term Loan Facility” means, collectively, the term loan facility established pursuant to Article IV and the term loan facility established pursuant to Section 2 of the Second Amendment.
“Term Loan Lender” means any Lender that has a Term Loan outstanding to the Borrower.
(b)The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is amended by (i) replacing the pricing grid therein with the pricing grid set forth below and (ii) adding the following sentence as the last sentence of the definition:
Notwithstanding anything to the contrary in this definition of Applicable Margin, beginning on the Second Amendment Effective Date and continuing until the delivery of the Officer’s Compliance Certificate in accordance with the requirements of Section 8.2 for the fiscal quarter of the Borrower ending January 3, 2015, the Applicable Margin shall be based on Pricing Level V.

			Revolving Credit Loans		Term Loans
Pricing Level	Consolidated Total Leverage Ratio	Commitment Fee	LIBOR +	Base Rate +	LIBOR +	Base Rate +
I	Less than 1.00	0.20%	1.25%	0.25%	1.25%	0.25%
II	Greater than or equal to 1.00, but less than 1.50	0.25%	1.50%	0.50%	1.50%	0.50%
III	Greater than or equal to 1.50, but less than 2.00	0.30%	1.75%	0.75%	1.75%	0.75%
IV	Greater than or equal to 2.00, but less than 2.50	0.35%	2.00%	1.00%	2.00%	1.00%
V	Greater than or equal to 2.50, but less than 3.00	0.40%	2.25%	1.25%	2.25%	1.25%
VI	Greater than or equal to 3.00	0.45%	2.50%	1.50%	2.50%	1.50%

(c)The definition of “Permitted Acquisition” in Section 1.1 of the Credit Agreement is amended by (i) adding the following parenthetical immediately before the colon in the fifth line of that definition:
(provided that the Parago Acquisition shall in any case be deemed a Permitted Acquisition for all purposes of this Agreement)
and (ii) by amending and restating clause (g) thereof in its entirety to read as follows:
(g)    the aggregate consideration (inclusive of assumed debt, deferred payments and Capital Stock of the Borrower but exclusive of earn-outs) for any such acquisition (or series of related acquisitions), together with all other acquisitions consummated during the twelve (12) month period immediately preceding such acquisition (other than the Parago Acquisition and any acquisition that occurred prior to the Second Amendment Effective Date) is less than $250,000,000 (excluding any portion of the acquisitions paid with the proceeds from any Equity Issuance), and the aggregate consideration (inclusive of assumed debt, deferred payments and Capital Stock of the Borrower but exclusive of earn-outs) for any such acquisition (or series of related acquisitions), together with all other acquisitions consummated during the term of this Agreement (other than the Parago Acquisition and any acquisition that occurred prior to the Second Amendment Effective Date) is less than $600,000,000 in the aggregate (excluding any portion of the acquisitions paid with the proceeds from any Equity Issuance); and
(d)Section 1.1 of the Credit Agreement is amended by adding the following definitions in appropriate alphabetical order:

“Additional Term Loan” means a term loan made pursuant to Section 2 of the Second Amendment.
“Additional Term Loan Amount” means $150,000,000.
“Parago” means Parago, Inc., a Delaware corporation.
“Parago Acquisition” means the Borrower’s acquisition by merger of all of the capital stock of Parago pursuant to the Parago Acquisition Agreement.
“Parago Acquisition Date” means the date upon which the Parago Acquisition is consummated.
“Parago Acquisition Agreement” means the Agreement and Plan of Merger dated as of September 24, 2014 among the Borrower, Parago, BH Monarch Merger Sub, Inc. and TH Lee Putnam Ventures, L.P., as seller representative, providing for the Parago Acquisition, as amended by the First Amendment to Agreement and Plan of Merger dated as of October 7, 2014 among the same parties.
“Second Amendment” means the Second Amendment to Credit Agreement dated as of October 23, 2014 among the Borrower, the financial institutions signatory thereto as lenders and the Administrative Agent.
“Second Amendment Effective Date” means October 23, 2014.
(e)Section 4.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
Section 4.3    Repayment of Term Loan. The Borrower shall repay the Term Loan on the dates and in the installments specified in the table below, except as the amounts of individual installments may be adjusted pursuant to Section 4.4 hereof:

PAYMENT DATE	PRINCIPAL INSTALLMENT ($)
March 21, 2015	An amount equal to 5% of the Term Loan Amount (i.e., $11,250,000)
March 21, 2016	An amount equal to the sum of (a) 10% of the Term Loan Amount plus (b) 10% of the Additional Term Loan Amount (i.e. $37,500,000 in the aggregate)
March 21, 2017	An amount equal to the sum of (a) 15% of the Term Loan Amount plus (b) 15% of the Additional Term Loan Amount (i.e., $56,250,000 in the aggregate)

If not sooner paid, the Term Loan shall be paid in full, together with accrued interest thereon, on the Term Loan Maturity Date. Notwithstanding anything herein (including Sections 5.4 and 5.6 hereof), to the contrary, the March 21, 2015 principal payment referred to above shall be ratably applied exclusively to the Term Loans described in clause (a) of the definition of “Term Loan” and shall not be applied to any Additional Term Loan (and each Lender which is a holder of an Additional Term Loan hereby consents (i) to such non-ratable application and (ii) to any non-ratable application of optional prepayments of the Term Loans made prior to March 21, 2015 resulting from application of such prepayments in order of maturity to the remaining principal installments of the Term Loan outstanding at the time of such optional prepayment pursuant to Section 4.4.
(f)Section 5.3(b) of the Credit Agreement is amended and restated in its entirety to read as follows:
(b)    Ticking Fee. From the Closing Date, the Borrower shall pay to the Administrative Agent, for the account of the Term Loan Lenders (other than any Defaulting Lender), a non-refundable ticking fee (the “Ticking Fee”) at a rate per annum equal to the higher of (i) .30% per annum and (ii) the Applicable Margin for the Commitment Fee on the average daily unused portion of the Revolving Credit Commitment of the Revolving Credit Lenders (other than the Defaulting Lenders, if any) during the period commencing on the date hereof and ending upon the earlier of the expiry or termination of the Term Loan Commitment (which the parties acknowledge occurred on September 26, 2014). The Ticking Fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing June 30, 2014 and on the Delayed Draw Termination Date. The Ticking Fee shall be distributed by the Administrative Agent to the Term Loan Lenders (other than any Defaulting Lender) pro rata in accordance with such Term Loan Lenders’ respective Term Loan Percentages.
(g)Section 5.11 of the Credit Agreement is amended by adding the following sentence as a new clause (j):
(j)    For purposes of determining withholding Taxes imposed under FATCA, from and after the Second Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans outstanding under this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(h)Section 5.14 of the Credit Agreement is amended to replace the reference to “$50,000,000” in the second line of the proviso to clause (a) thereof with a reference to “$100,000,000” and to add a new Section 5.14(d) reading as follows:
(d)    The parties acknowledge and agree that the $50,000,000 of incremental Revolving Credit Commitments made available to the Borrower pursuant to the Second Amendment constitutes a utilization of the incremental availability contemplated by this Section 5.14 such that, after giving effect to that utilization, the aggregate amount of Incremental Revolving Credit Commitments remaining which may be sought or obtained pursuant to this Section 5.14 after the Second Amendment Effective Date is $50,000,000.
(i)Section 9.10(a) of the Credit Agreement is amended by adding the following sentence as the final sentence thereof:
Notwithstanding the foregoing, with respect to the Parago Acquisition, the reference above to “within thirty (30) days (or such greater number of days to which the Administrative Amount may agree)” shall be deemed to be a reference to “within five (5) Business Days (or such greater number of days to which the Administrative Amount may agree)”.
(j)Section 9.10(b) of the Credit Agreement is amended and restated in its entirety to read as follows:
(b)    Additional Foreign Subsidiaries. Notify the Administrative Agent at the time that any Person becomes a first-tier Material Foreign Subsidiary of the Borrower, and promptly thereafter (and in any event within forty-five (45) days after notification), at the request of the Administrative Agent, cause (i) the Borrower or the applicable Subsidiary to deliver to the Administrative Agent Security Documents pledging sixty-five percent (65%)

of the total outstanding voting Capital Stock (and one hundred percent (100%) of the non-voting Capital Stock) of any such new first tier Foreign Subsidiary (or, solely in the case of a Foreign Subsidiary required to become a Subsidiary Guarantor pursuant to clause (ii) below, one hundred percent (100%) of the Capital Stock of any such new first tier Foreign Subsidiary) and a consent thereto executed by such new Foreign Subsidiary (including, without limitation, if applicable, original stock certificates (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) evidencing the Capital Stock of such new Foreign Subsidiary, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof), (ii) such Person to become a Subsidiary Guarantor by delivering to the Administrative Agent a duly executed supplement to the Subsidiary Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose (provided this clause (ii) shall not be applicable with respect to any Material Foreign Subsidiary for so long as such guaranty would have material adverse tax consequences for the Borrower or any other Credit Party or would result in a violation of Applicable Laws), (iii) such Person to deliver to the Administrative Agent such documents and certificates referred to in Section 6.1 as may be reasonably requested by the Administrative Agent (it being understood that no first-tier Material Foreign Subsidiary shall be required to execute the Collateral Agreement as a “Grantor” unless it is also required to become a Subsidiary Guarantor pursuant to the foregoing clause (ii) and, in any event, shall not be required to deliver foreign law security documentation except as requested by the Required Lenders), (iv) such Person to deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with regard to such Person and (v) such Person to deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent. Solely for purposes of this Section 9.10(b) and the definition of “Subsidiary Guarantors”, (i) an Excluded Domestic Subsidiary which is a Material Domestic Subsidiary shall be deemed to be a first-tier Material Foreign Subsidiary and (ii) a Material Foreign Subsidiary the Capital Stock of which is owned by an Excluded Domestic Subsidiary shall not be deemed to be a first-tier Material Foreign Subsidiary. Notwithstanding the foregoing, with respect to the Parago Acquisition, the reference above to “within forty-five (45) days” shall be deemed to be a reference to “within ten (10) Business Days (or such greater number of days to which the Administrative Amount may agree)”. The documentation which such Person may be required to deliver pursuant to clause (iii) above (and which shall be an alternative to the documentation required to be delivered pursuant to clause (i) above) shall include, with respect to uncertificated Capital Stock of a Foreign Subsidiary, such executed foreign law pledge documentation as the Administrative Agent shall reasonably request (it being understood that, where customary under the applicable foreign law, such pledge documentation may incorporate the concept of “parallel debt” to facilitate the granting of a foreign law Lien upon such Capital Stock).  Such pledge documentation and parallel debt shall be permitted hereby, and Wells Fargo shall be authorized to enter into such documentation and to make customary parallel debt acknowledgments on behalf of the Lenders thereunder and, in doing so, shall be entitled to the protections and indemnification of the Administrative Agent hereunder.
(k)Section 10.1 of the Credit Agreement is amended and restated in its entirety to read as follows:
Section 10.1    Consolidated Total Leverage Ratio. As of the last day of any fiscal quarter ending on any date after the Closing Date and prior to the Second Amendment Effective Date, permit the Consolidated Total Leverage Ratio to be greater than 2.75 to 1.00; or permit the Consolidated Total Leverage Ratio to be (a) greater than 3.50 to 1.00 as of the last day of any fiscal quarter ending on or after the Parago Acquisition Date and on or prior to the last day of the Borrower’s second fiscal quarter in its fiscal year 2015; (b) greater than 3.25 to 1.00 as of the last day of the Borrower’s third or fourth fiscal quarter in its fiscal year 2015; or (c) greater than 3.0 to 1.00 as of the last day of the Borrower’s first fiscal quarter in its fiscal year 2016 or as of the last day of any subsequent fiscal quarter of the Borrower.
(l)Section 11.3(f) of the Credit Agreement is amended and restated in its entirety to read as follows:
(f)    Investments by the Borrower or any Subsidiary thereof in the form of (i) Permitted Acquisitions to the extent that any Person or Property acquired in such acquisition becomes a part of a Subsidiary Guarantor or becomes (whether or not such Person is a Wholly-Owned Subsidiary) a Subsidiary Guarantor in the manner contemplated by Section 9.10 and (ii) Permitted Acquisitions to the extent that any Person or Property acquired in such acquisition does not become a Subsidiary Guarantor or a part of a Subsidiary Guarantor in an aggregate amount not to exceed at any time $100,000,000;
(m)Section 11.3(i) of the Credit Agreement is amended and restated in its entirety to read as follows:
(i)    other additional Investments not otherwise permitted pursuant to this Section not exceeding $50,000,000 in the aggregate in any Fiscal Year.

(n)Section 11.6(b) of the Credit Agreement is amended and restated in its entirety to read as follows:
(b)    any Subsidiary of the Borrower may pay dividends or make distributions to the Borrower or any Subsidiary Guarantor or ratably to all holders of its outstanding Qualified Capital Stock.
(o)Section 11.6(d) of the Credit Agreement is amended and restated in its entirety to read as follows:
(d)    so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may make other Restricted Payments; provided that if at any time, the Consolidated Total Leverage Ratio as of the last day of the most recently ended fiscal period for which financial statements have been delivered pursuant to Section 8.1(a) or (b), calculated on a Pro Forma Basis (as if such Restricted Payment had been made and any related Indebtedness incurred on such day), is (A) greater than 2.25 to 1.00 but less than or equal to 3.00 to 1.00, then the Borrower may not make any Restricted Payment which, when added to all other Restricted Payments made in reliance upon this Section 11.6(d) in any calendar year, exceeds $40,000,000 in such calendar year or (B) greater than 3.0 to 1.00, then the Borrower may not make any Restricted Payment which, when added to all other Restricted Payments made in reliance upon this Section 11.6(d) in any calendar year, exceeds $20,000,000 in such calendar year.
(p)Schedule 1.2 to the Credit Agreement is amended and restated in its entirety to read as set forth on Exhibit B hereto.
(q)Item 3 on Schedule 11.3 to the Credit Agreement and its counterpart on Schedule 7.21 to the Credit Agreement are amended by replacing the third and fourth sentences thereof with the following:
Under this structure, Blackhawk Network, Inc. anticipates distributing the Note and approximately $10,000,000 of cash (the “Cash”) to the Borrower, which in turn will contribute the Note and Cash to a newly-formed Luxembourg entity in exchange for convertible preferred equity certificates.  The new Luxembourg entity will be a wholly-owned subsidiary of the Borrower and will acquire Blackhawk Network Germany GmbH and its subsidiaries from BH Network Holdings (Europe) B.V. for approximately $10,000,000.
(r)Footnote 10 to Schedule I of Exhibit G to the Credit Agreement (Form of Assignment and Assumption) is amended in its entirety to read as follows:
Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving

Credit Commitment,” “Term Loan Commitment,” etc.). In the case of assignments of Term Loans prior to March 21, 2015, indicate whether Term Loan being assigned is a Term Loan as described in clause (a) of the definition thereof or a Term Loan as described in clause (b) of the definition thereof.
2.Term Loans, Etc.
(a)Subject to the terms and conditions set forth herein, each Increasing Lender severally agrees to make a term loan to the Borrower on the Second Amendment Effective Date in the amount set forth opposite its name on Exhibit A hereto under the heading “Incremental Term Loan Amount”. Subject to Section 2(b) below, the procedure for making such term loans shall be as set forth in Section 4.2(b) of the Credit Agreement, the terms of which section are incorporated herein mutatis mutandis.
(b)Each term loan made pursuant to Section 2(a) hereof shall be made simultaneously as, at the Borrower’s option, either a Base Rate Loan or (subject to advance notice acceptable to the Administrative Agent) a LIBOR Rate Loan with an initial Interest Period of one month (and all such term loans shall be on the same interest rate basis).  At the time of such borrowing of term loans pursuant to Section 2(a) hereof, the Interest Period applicable to all previously-made Term Loans which are outstanding shall be terminated and such Term Loans shall continue on the same interest rate basis as the term loans made pursuant to Section 2(a) hereof.
(c)The failure of any Increasing Lender to make any term loan required to be made by it pursuant to Section 2(a) hereof shall not relieve any other Increasing Lender of its obligations hereunder; provided, that the commitment of each Increasing Lender to make a term loan pursuant to Section 2(a) hereof is several and no Increasing Lender shall be responsible for any other Increasing Lender’s failure to make a term loan.
(d)Each term loan made pursuant to Section 2(a) hereof shall constitute a “Term Loan” for all purposes of the Credit Agreement from and after the Second Amendment Effective Date and rank pari passu in all respects (other than as provided in Section 4.3 of the Credit Agreement as amended hereby) with all other Term Loans, regardless of when made.
(e)No amount of any term loan made pursuant to Section 2(a) hereof which is repaid or prepaid by the Borrower may be reborrowed.
3.Representations and Warranties. The Borrower hereby represents and warrants that:
(a)The Borrower has the right, power and authority to execute, deliver and perform its obligations under this Amendment and has taken all necessary corporate and other action to authorize the same. This Amendment has been duly executed and delivered by the duly authorized officers of the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and by general principles of equity.

(b)Both immediately before and immediately after giving effect to this Amendment, the consummation of the transactions contemplated by the Parago Acquisition Agreement and the Extensions of Credit being made on the Second Amendment Effective Date, each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of such date as if made on such date, except for (i) any representation or warranty qualified by materiality or Material Adverse Effect, in which case such representation or warranty shall be true and correct in all respects, and (ii) any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.
(c)Both immediately before and immediately after giving effect to this Amendment, the consummation of the transactions contemplated by the Parago Acquisition Agreement and the Extensions of Credit being made on the Second Amendment Effective Date, no Default or Event of Default has occurred and is continuing.
4.Effectiveness. This Amendment shall become effective, and the “Second Amendment Effective Date” shall be deemed to have occurred, upon the occurrence or satisfaction of each of the events and conditions below:
(a)the execution and delivery hereof by the Borrower, the Administrative Agent, the Required Lenders (without regard to whether it has been executed and delivered by all the Lenders) and each of the Increasing Lenders;
(b)the execution and delivery by the Subsidiary Guarantors of an Affirmation of Guaranty and Loan Documents in the form of Exhibit C hereto;
(c)the execution and delivery by the Borrower, for the benefit of each Lender requesting the same at least three (3) Business Days prior to the Second Amendment Effective Date, of a Revolving Credit Note or Term Loan Note, as applicable, reflecting the increased Revolving Credit Commitment or term loan principal amount, as applicable, of such Lender resulting herefrom;
(d)the Administrative Agent shall have received a certificate of the secretary or an assistant secretary of the Borrower certifying that (i) since March 28, 2014 there has been no change in the certificate of incorporation of the Borrower or the Borrower’s bylaws, and (ii) attached thereto is a true, correct and complete copy of (A) resolutions duly adopted by the board of directors (or other governing body) of the Borrower authorizing the transactions contemplated hereunder and the execution, delivery and performance of this Amendment and (B) certificates as of a recent date of the good standing of each of the Borrower and Parago under the laws of its jurisdiction of organization;
(e)the Administrative Agent shall have received a favorable opinion of Pillsbury Winthrop Shaw Pittman LLP, special counsel to the Borrower, addressed to the Administrative Agent and the Lenders with respect to the Borrower, this Amendment and such other matters as the Administrative Agent shall reasonably request;
(f)the Lenders shall have received (i) satisfactory audited consolidated financial statements of Parago for the two (2) most recent fiscal years ended prior to the Closing Date as to which such financial statements are available as of the Closing Date and (ii) satisfactory unaudited interim consolidated financial statements of Parago for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available as of the Closing Date (the most recent such quarterly period being the “Reference Quarter”);
(g)the Administrative Agent shall have received with respect to the Borrower and its subsidiaries (including Parago and its Subsidiaries) (i) satisfactory pro forma financial statements as of the end of the Reference Quarter giving effect to the Parago Acquisition and the financing contemplated hereunder, (ii) satisfactory projections for the Borrower through the Borrower’s fiscal year 2016, (iii) satisfactory projections for Parago through its fiscal year 2018 and (iv) such other information as the Administrative Agent may reasonably request to confirm the tax, legal and business assumptions made therein;
(h)the Administrative Agent (or its counsel) shall have received a certificate of a Responsible Officer of the Borrower dated the Second Amendment Effective Date, (i) certifying that the conditions set forth in Sections 6.2(a) and (b) of the Credit Agreement are satisfied with respect to the Extensions of Credit to occur on the Second Amendment Effective Date, (ii) certifying that, after giving effect to the consummation of the transactions contemplated by the Parago Acquisition Agreement, (A) Parago, Parago Services Corp. (a Maryland corporation) and Parago Promotional Services, Inc. (a Maryland corporation) will be Material Domestic Subsidiaries, (B) Parago UK Limited (a corporation organized under the laws of England and Wales) will be a Material Foreign Subsidiary, and (C) no other Subsidiary of Parago will be a Material Domestic Subsidiary or a Material Foreign Subsidiary, (iii) certifying that a true and correct electronic copy of the Parago Acquisition Agreement, all amendments or waivers of the terms thereof and all consents by the parties thereto delivered with respect thereto has been separately delivered to the Administrative Agent, (iv) certifying that the conditions set forth in Section 4(k), (m), (n) and (o) have been satisfied and (v) demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that the Borrower is in compliance with the financial covenants set forth in Article X of the Credit Agreement (based on the financial statements most recently delivered pursuant to Section 8.1(a) or 8.1(b), as applicable) both before and after giving effect (on a Pro Forma Basis) to (A) the increase in the Revolving Credit Commitment effected hereby, (B) the making of any Revolving Credit Loans on the date hereof (with the increased amount of the Revolving Credit Commitment effected hereby being deemed to be fully funded) and (C) the making of the Additional Term Loans on the date hereof;
(i)the Administrative Agent shall have received evidence satisfactory to it that, substantially concurrently with the effectiveness of this Amendment, the Borrower is paying all accrued interest and fees owing pursuant to the Credit Agreement and the full principal amount of all outstanding Revolving Loans, it being understood that any such payments may be made out of the proceeds of Loans made on the Second Amendment Effective Date;
(j)the Administrative Agent and the Arrangers shall have received all fees and other amounts required to be paid on or before the Second Amendment Effective Date, including all expenses (including fees and disbursements of legal counsel for the Administrative Agent) for which invoices have been presented on or prior to the Second Amendment Effective Date;

(k)no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Amendment or any of the other Loan Documents or the consummation of the Parago Acquisition or the other transactions contemplated hereby or thereby;
(l)the Administrative Agent shall have received reasonably satisfactory evidence that the directors of Parago have approved the Parago Acquisition;
(m)the Parago Acquisition Agreement shall be in full force and effect, and substantially concurrently with the effectiveness of this Amendment and the funding of the Additional Term Loans, the acquisition by merger contemplated by the Parago Acquisition Agreement shall be consummated in accordance with the terms of the Parago Acquisition Agreement (but without giving effect to any amendments, waivers or consents by the Borrower that are materially adverse to the interests of the Lenders or the Arrangers in their respective capacities as such, unless consented to by the Arrangers);
(n)since July 31, 2014 there shall have occurred no “Material Adverse Effect” (as defined in the Parago Acquisition Agreement as in effect when initially signed);
(o)there shall have occurred substantially concurrently with the effectiveness of this Amendment the payment in full of all obligations for borrowed money of Parago and its Subsidiaries, the termination of all related credit agreements and the release of any liens securing such credit (and customary payoff letters with respect thereto shall have been received by the Administrative Agent); and
(p)the Administrative Agent (or its counsel) shall have received, in form and substance satisfactory to it, such additional certificates, documents and other information as the Administrative Agent shall reasonably require.
5.References, Effect, Etc.
(a)Upon the effectiveness of this Amendment, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as modified by this Amendment. Except as expressly amended hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
(b)The parties agree that (i) the execution and delivery of this Amendment and the satisfaction of the conditions to effectiveness set forth in Section 4 above shall be deemed to satisfy the conditions set forth in Section 5.14 of the Credit Agreement with respect to the incremental Revolving Credit Commitments contemplated hereby, (ii) such incremental Revolving Credit Commitments shall be deemed “Incremental Revolving Credit Commitments” for all purposes of the Credit Agreement and shall be deemed to have been extended pursuant to and in compliance with such Section and (iii) for purposes of Section 5.14 with respect to such incremental Revolving Credit Commitments, the Second Amendment Effective Date shall be deemed the “Increased Amount Date” and the Increasing Lenders providing such incremental Revolving Credit

Commitments shall be deemed “New Lenders”. The parties acknowledge that the entire $50,000,000 of such Incremental Revolving Credit Commitments has been allocated to the Loan Cap Amount (such allocation being reflected in the amendment to the definition of Loan Cap Amount referenced in Section 1(a) above), and no portion of such Incremental Revolving Commitments shall be allocated to the Seasonal Adjustment Amount.
(c)Each New Lender shall, upon the Second Amendment Effective Date, become a Lender under the Credit Agreement for all purposes thereof with the rights and obligations attendant to such status.
(d)Each Lender party hereto hereby waives any entitlement under Section 5.9 of the Credit Agreement to any and all amounts which would otherwise have been payable thereunder in respect of the consummation on the Second Amendment Effective Date of the transactions contemplated hereby.
6.No Waiver. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of or consent to any provision of the Credit Agreement or any other Loan Documents executed and/or delivered in connection therewith.
7.Existing Letter of Credit. Upon the Second Amendment Effective Date, that certain letter of credit issued by Bank of America, N.A. in the amount of $975,295.50 for the benefit of Commonwealth of Pennsylvania Treasury Department, with an expiry date of December 31, 2015, shall be deemed to be a “Letter of Credit” issued under the Credit Agreement as of the Second Amendment Effective Date.
8.Counterparts. This Amendment may be executed in any number of counterparts (and by the different parties hereto on separate counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
9.Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF (OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401).
10.Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
* * *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized signatories to execute and deliver this Amendment as of the date first above written.

BLACKHAWK NETWORK HOLDINGS, INC., as Borrower

By:	/s/ Jerry Ulrich
Name:	Jerry Ulrich
Title:	CFO & CAO

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Lender and Lender

By:	/s/ Brian Buck
Name:	Brian Buck
Title:	Managing Director

[Signature Page to Blackhawk Network Holdings, Inc. Second Amendment to Credit Agreement]

BANK OF AMERICA, N.A.

By:	/s/ Russell McClymont
Name:	Russell McClymont
Title:	Sr. Vice President

[Signature Page to Blackhawk Network Holdings, Inc. Second Amendment to Credit Agreement]

SunTrust Bank

By:	/s/ David Bennett
Name:	David Bennett
Title:	Director

[Signature Page to Blackhawk Network Holdings, Inc. Second Amendment to Credit Agreement]

BMO Harris Bank N.A.

By:	/s/ Scott Ferris
Scott Ferris
Managing Director

[Signature Page to Blackhawk Network Holdings, Inc. Second Amendment to Credit Agreement]

MUFG Union Bank, N.A. f/k/a Union Bank, N.A.

By:	/s/ Michael Gardner
Name:	Michael Gardner
Title:	Director

[Signature Page to Blackhawk Network Holdings, Inc. Second Amendment to Credit Agreement]

Citibank, N.A.

By:	/s/ Marina Donskaya
Name:	Marina Donskaya
Title:	VP

[Signature Page to Blackhawk Network Holdings, Inc. Second Amendment to Credit Agreement]

U.S. Bank National Association, as a Lender

By:	/s/ Joyce P. Dorsett
Name:	Joyce P. Dorsett
Title:	Vice President

[Signature Page to Blackhawk Network Holdings, Inc. Second Amendment to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as Lender

By:	/s/ Kirk L. Tashjian
Name:	Kirk L. Tashjian
Title:	Vice President

DEUTSCHE BANK AG NEW YORK BRANCH, as Lender

By:	/s/ Peter Cucchiara
Name:	Peter Cucchiara
Title:	Vice President

Address:
Deutsche Bank AG New York
60 Wall Street
New York, NY 10005-2836

[Signature Page to Blackhawk Network Holdings, Inc. Second Amendment to Credit Agreement]

RAYMOND JAMES BANK, N.A.

By:	/s/ Scott G. Axelrod
Name:	Scott G. Axelrod
Title:	Vice President

[Signature Page to Blackhawk Network Holdings, Inc. Second Amendment to Credit Agreement]

PNC BANK, NATIONAL ASSOCATION

By:	/s. Matthew D. Meister
Name:	Matthew D. Meister
Title:	Assistant Vice President

[Signature Page to Blackhawk Network Holdings, Inc. Second Amendment to Credit Agreement]

CREDIT SUISSE AG, Cayman Islands Branch

By:	/s/ Judy Smith
Name:	Judy Smith
Title:	Authorized Signatory

CREDIT SUISSE AG, Cayman Islands Branch

By:	/s/ D. Andrew Maletta
Name:	D. Andrew Maletta
Title:	Authorized Signatory

[Signature Page to Blackhawk Network Holdings, Inc. Second Amendment to Credit Agreement]

GOLDMAN SACHS BANK USA

By:	/s/ Nicole Ferry-Lacchia
Name:	Nichole Ferry-Lacchia
Title:	Authorized Signatory

[Signature Page to Blackhawk Network Holdings, Inc. Second Amendment to Credit Agreement]

EXHIBIT A
INCREMENTAL REVOLVING CREDIT COMMITMENTS
AND INCREMENTAL TERM LOAN AMOUNTS1

Lender	Incremental Revolving Credit Commitment	Incremental Term Loan Amount	Total Incremental Revolving Credit Commitment/Incremental Term Loan Amount
Wells Fargo Bank, National Association	$7,500,000	$22,500,000	$30,000,000
Bank of America, N.A.	$7,500,000	$22,500,000	$30,000,000
SunTrust Bank	$7,500,000	$22,500,000	$30,000,000
BMO Harris Bank N.A.	$6,250,000	$18,750,000	$25,000,000
MUFG Union Bank, N.A.	$2,500,000	$7,500,000	$10,000,000
Citibank, N.A.	$2,500,000	$7,500,000	$10,000,000
U.S. Bank National Association	$2,500,000	$7,500,000	$10,000,000
Deutsche Bank AG New York Branch	$2,500,000	$7,500,000	$10,000,000
Raymond James Bank, N.A.	$2,500,000	$7,500,000	$10,000,000
PNC Bank, National Association	$6,250,000	$18,750,000	$25,000,000
Goldman Sachs Bank USA	$2,500,000	$7,500,000	$10,000,000
TOTAL	$50,000.000	$150,000,000	$200,000,000

_____________________

1	Entities identified herein as having an Incremental Revolving Credit Commitment and/or an Incremental Term Loan Amount are “Increasing Lenders”.

A-1

EXHIBIT B
SCHEDULE 1.2
TO
CREDIT AGREEMENT
COMMITMENTS AND TERM LOAN OUTSTANDINGS

Lender	Revolving Credit Commitment [2]	Initial Term Loan Commitment	Outstanding Term Loan Principal Balance.[3]
Wells Fargo Bank, National Association	$54,000,000	$38,500,000	$61,000,000
Bank of America, N.A.	$54,000,000	$38,500,000	$61,000,000
SunTrust Bank	$54,000,000	$38,500,000	$61,000,000
BMO Harris Bank N.A.	$43,000,000	$28,250,000	$47,000,000
MUFG Union Bank, N.A.	$36,000,000	$26,500,000	$34,000,000
Citibank, N.A.	$25,000,000	$17,500,000	$25,000,000
U.S. Bank National Association	$25,000,000	$17,500,000	$25,000,000
Deutsche Bank AG New York Branch	$16,750,000	$10,750,000	$18,250,000
Raymond James Bank, N.A.	$13,500,000	$9,000,000	$16,500,000
PNC Bank, National Association	$6,250,000	$0	$18,750,000
Credit Suisse AG, Cayman Islands Branch	$20,000,000	$0	$0
Goldman Sachs Bank USA	$2,500,000	$0	$7,500,000
TOTAL	$350,000,000	$225,000,000	$375,000,000

_____________________

2	After giving effect to the Second Amendment and the Extensions of Credit on the Second Amendment Effective Date.

3	After giving effect to the Second Amendment and the Extensions of Credit on the Second Amendment Effective Date.

B-1

EXHIBIT C
AFFIRMATION OF GUARANTY AND LOAN DOCUMENTS
Each of the undersigned (the “Subsidiary Guarantors”) hereby (i) acknowledges receipt of a copy of that certain Second Amendment to Credit Agreement dated as of the date hereof (the “Amendment”) among Blackhawk Network Holdings, Inc., the lenders referred to therein and Wells Fargo Bank, National Association, as Administrative Agent, relating to the “Credit Agreement” as defined therein (the “Credit Agreement”), (ii) consents to the Amendment and each of the transactions referenced therein, (iii) reaffirms its obligations under the Subsidiary Guaranty Agreement and each other Loan Document to which it is a party and (iv) agrees that all references in any such other Loan Document to the “Credit Agreement” shall mean and be a reference to the Credit Agreement as amended by the Amendment. Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement, as amended by the Amendment. Although the Subsidiary Guarantors have been informed of the matters set forth herein and have acknowledged and consented to the same, each Subsidiary Guarantor understands that neither the Administrative Agent nor any Lender has any obligation to inform the Subsidiary Guarantors of such matters in the future or to seek any Subsidiary Guarantor’s acknowledgment or consent to future amendments or waivers, and nothing herein shall create such a duty.
Dated as of October 23, 2014

EWI HOLDINGS, INC.

By:	/s/ Jerry Ulrich
Name:	Jerry Ulrich
Title:	Treasurer

CARDPOOL, INC.

By:	/s/ Jerry Ulrich
Name:	Jerry Ulrich
Title:	CFO

BLACKHAWK NETWORK, INC.

By:	/s/ Jerry Ulrich
Name:	Jerry Ulrich
Title:	CFO & CAO

BLACKHAWK NETWORK CALIFORNIA, INC.

By:	/s/ Jerry Ulrich
Name:	Jerry Ulrich
Title:	CFO